Exhibit 32.1

CERTIFICATION
(Section 906 - Sarbanes - Oxley Act of 2002)

In connection with this quarterly report for the period ended September 30, 2005 of IPSCO Inc. (the “registrant”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 4, 2005

By: /s/ David Sutherland            By: /s/ Vicki Avril
David Sutherland         Vicki Avril
President and Chief Executive Officer       Senior Vice President and Chief Financial Officer